Exhibit 99.1

Motorola Solutions Reports Third-Quarter 2015 Financial Results

•	Sales of $1.4 billion, down 1 percent from a year ago, including $54 million of unfavorable foreign currency impact

•	North America sales grew 5 percent, driven by both Products and Services segment sales

•	GAAP earnings per share (EPS) from continuing operations[1] of $0.63

•	Non-GAAP EPS from continuing operations* of $0.82, resulting in growth of 32 percent

•	Generated $300 million in operating cash flow and $250 million in free cash flow[2]

•	Returned more than $2.1 billion to shareholders through share repurchases and cash dividends, including the repurchase of approximately $2.1 billion of stock in the quarter

SCHAUMBURG, Ill. - Nov. 4, 2015 - Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the third quarter of 2015. Click here for a printable news release and financial tables.

SUPPORTING QUOTE

“Our business showed resilience in the third quarter despite a mixed global economic environment and significant currency headwinds,” said Greg Brown, chairman and CEO of Motorola Solutions. “We delivered a strong quarter of 32 percent earnings per share growth, additional cost reductions and more than $2 billion of capital return. We believe we are well positioned for significant growth in operating earnings and free cash flow per share.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q3 2015	Q3 2014	% Change
Sales	$1,422	$1,436	(1)%

GAAP
Operating Earnings	$231	$207	12%
% of Sales	16.2%	14.4%
EPS from continuing operations	$0.63	$0.27	133%

Non-GAAP
Operating Earnings	$292	$259	13%
% of Sales	20.5%	18.0%
EPS from continuing operations	$0.82	$0.62	32%

Products Segment
Sales	$925	$921	—%
GAAP Operating Earnings	$178	$141	26%
% of Sales	19.2%	15.3%
Non-GAAP Operating Earnings	$221	$175	26%
% of Sales	23.9%	19.0%

Services Segment
Sales	$497	$515	(3)%
GAAP Operating Earnings	$53	$66	(20)%
% of Sales	10.7%	12.8%
Non-GAAP Operating Earnings	$71	$84	(15)%
% of Sales	14.3%	16.3%

*	Non-GAAP financial information excludes the after-tax impact of approximately $0.19 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items.

Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•	Revenue - Sales decreased 1 percent, including $54 million of unfavorable foreign currency impact. Sales grew 3 percent in constant currency terms. These results reflect 5 percent growth in North America, which delivered improvements in both Products and Services sales in state and local governments along with strong performance in the U.S. Federal business. Overall company product sales were flat due to currency headwinds and weakness in the Latin America region. The Services business declined 3 percent primarily due to currency headwinds, lower iDEN revenue and a decline in systems integration revenues in Norway.

•	Operating margin - GAAP operating margin was 16.2 percent of sales in the third quarter of 2015, compared with 14.4 percent in the third quarter of 2014; non-GAAP operating margin was 20.5 percent of sales, compared with 18.0 percent in the third quarter of 2014, reflecting $39 million in lower operating expenses compared with the third quarter of 2014, due to the company’s cost reduction initiatives, lower pension expense and a stronger dollar.

•	Taxes - The third quarter of 2015 GAAP effective tax rate was 36 percent. This compares with a tax rate of 56 percent in the third quarter of 2014, which included a $55 million tax expense related to a valuation allowance. The third quarter of 2015 non-GAAP tax rate was 35 percent, compared with a tax rate of 33 percent in the third quarter of 2014. The full-year non-GAAP tax rate is expected to be approximately 33 percent. The full-year cash tax rate[3] is expected to be approximately 15 percent.

•	Cash flow - The company generated $300 million in operating cash from continuing operations during the quarter, reflecting an increase of $415 million over the prior year. Free cash flow was $250 million in the quarter. The increase was largely driven by $397 million in lower pension contributions and improved earnings performance.

•	Cash and cash equivalents - The company ended the quarter with cash and cash equivalents of $2.2 billion and a net debt position of approximately $2.2 billion[4]. The company repurchased approximately $2.1 billion of its common stock in the third quarter of 2015 and paid approximately $70 million in cash dividends.

KEY HIGHLIGHTS

Strategic wins

•	$50 million for a nationwide Project P25 digital land mobile radio (P25) system for the state police force in northern Africa covering approximately 50 sites and more than 5,000 subscribers

•	$45 million extension to complete the build-out and final phase of a multiyear, statewide network upgrade in the eastern United States

•	$24 million contract for a P25 system that provides a combined, inter-operable radio solution for the Texas cities of Mesquite, Garland, Rowlett and Sachse covering nearly 400,000 people

•	Multiple U.S. Smart Public Safety Solutions wins including computer-aided dispatch, Next Gen 911, and expansion of Intelligence Led Public Safety solutions

Innovation and investments in growth

•	Launched the company’s first three-in-one combination body-worn video camera, radio speaker and microphone, and new, cloud-based content management system. The end-to-end video solution, the Si500/Si300 and CommandCentral Vault, combines the company’s secure, digital evidence management software with voice communications, body-worn video, voice recording and emergency alerting delivered in one compact device.

•	Growing new product revenue well ahead of expectations with the launch of the APX 8000 radio. The enhanced functionality of being a multiband device with Wi-Fi and Bluetooth enables personal area networks that access the Internet of Things and serves as a platform for future APX devices.

•	Leading public safety LTE trials with multiple international police forces in every region to provide high-speed broadband capabilities and securely distribute situational-aware content to and from officers on the front lines with command centers, utilizing interoperability between LTE and land-mobile radio (LMR) networks enabled by Motorola Solutions WAVE technology, third-party mobile applications, broadband devices and video.

BUSINESS OUTLOOK

Fourth quarter 2015 - Motorola Solutions expects a revenue decline of 6 to 8 percent compared with the fourth quarter of 2014. This assumes a $65 million5 unfavorable currency impact, which translates to a revenue decline of 3 to 5 percent in constant currency. The company expects non-GAAP earnings per share from continuing operations in the range of $1.45 to $1.50 per share. This outlook is driven primarily by further weakness in Latin America and incremental currency pressure.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 7:30 a.m. U.S. Central Standard Time (8:30 a.m. U.S. Eastern Standard Time) Wednesday, Nov. 4. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)

A comparison of results from operations is as follows:

	Q3 2015	Q3 2014
Net sales	$1,422	$1,436

Gross margin	685	685
Operating earnings	231	207

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations, net of tax	126	66
Net earnings	115	147
Diluted EPS from continuing operations	$0.63	$0.27
Weighted average diluted common shares outstanding (see footnote 6)	201.3	248.2

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible amortization for the third quarter of 2015.

(per diluted common share)	Q3 2015
GAAP Earnings from Continuing Operations	$0.63

Highlighted Items:
Share-based compensation expense	0.06
Reorganization of business charges	0.05
Intangibles amortization expense	—
Impairment of corporate aircraft	0.08

Total Highlighted Items	$0.19

Non-GAAP Diluted EPS from Continuing Operations	$0.82

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Constant Currency: We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our current period local currency results using prior-period exchange rates, and then comparing these adjusted values to prior period reported results.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ expected full-year non-GAAP tax rate, full-year cash tax rate and financial outlook for the fourth quarter and full year of 2015, including the impact of currency rates. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 20 in Item 1A of Motorola Solutions, Inc.’s 2014 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of our partners or suppliers or those we sell to or operate or maintain for our customers; (7) the outcome of ongoing and future tax matters; (8)

the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures; (11) risks related to the company’s manufacturing and business operations in foreign countries; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Trademark Holdings, LLC; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s outsourcing of various activities, including certain manufacturing operations, information technology and administrative functions; (22) the impact of the sale of the company’s enterprise legacy information systems, including components of the enterprise resource planning (ERP) system and the implementation of a new ERP system; and (23) the company’s ability to settle the par value of the Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

[1]	Amounts attributable to Motorola Solutions, Inc. common shareholders

[2]	Free cash flow represents operating cash flow less capex

[3]	Cash tax rate represents taxes paid divided by pre-tax income

[4]	Net debt represents cash and cash equivalents less long-term debt, including current portion

[5]	Based on currency rates as of Nov. 2, 2015

[6]	$1B convertible notes issued in Q3 are expected to be settled in cash, and therefore the diluted shares are calculated on only the number of shares which would be issuable, based on the amount by which the average stock price exceeds the conversion price of $68.50

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Kurt Ebenhoch

Motorola Solutions

+1 847-576-1341

Kurt.ebenhoch@motorolasolutions.com

INVESTOR CONTACTS

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2015 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	October 3, 2015	September 27, 2014
Net sales from products	$925	$921
Net sales from services	497	515

Net sales	1,422	1,436
Costs of products sales	395	414
Costs of services sales	342	337

Costs of sales	737	751

Gross margin	685	685

Selling, general and administrative expenses	259	287
Research and development expenditures	153	166
Other charges	40	24
Intangibles amortization	2	1

Operating earnings	231	207

Other income (expense):
Interest expense, net:	(43)	(31)
Gains on sales of investments, net	10	1
Other	(1)	(26)

Total other expense	(34)	(56)

Earnings from continuing operations before income taxes	197	151
Income tax expense	71	84

Earnings from continuing operations	126	67
Earnings (loss) from discontinued operations, net of tax	(11)	81

Net earnings	115	148
Less: Earnings attributable to noncontrolling interests	—	1

Net earnings attributable to Motorola Solutions, Inc.	$115	$147

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations, net of tax	$126	$66
Earnings (loss) from discontinued operations, net of tax	(11)	81

Net earnings attributable to Motorola Solutions, Inc.	$115	$147

Earnings (loss) per common share
Basic:
Continuing operations	$0.63	$0.27
Discontinued operations	(0.05)	0.33

	$0.58	$0.60

Diluted:
Continuing operations	$0.63	$0.27
Discontinued operations	(0.06)	0.32

	$0.57	$0.59

Weighted average common shares outstanding
Basic	199.2	246.3
Diluted	201.3	248.2

	Percentage of Net Sales*
Net sales from products	65.0%	64.1%
Net sales from services	35.0%	35.9%

Net sales	100.0%	100.0%
Costs of products sales	42.7%	45.0%
Costs of services sales	68.8%	65.4%

Costs of sales	51.8%	52.3%

Gross margin	48.2%	47.7%

Selling, general and administrative expenses	18.2%	20.0%
Research and development expenditures	10.8%	11.6%
Other charges	2.8%	1.7%
Intangibles amortization	0.1%	0.1%

Operating earnings	16.2%	14.4%

Other income (expense):
Interest expense, net:	(3.0)%	(2.2)%
Gains on sales of investments, net	0.7%	0.1%
Other	(0.1)%	(1.8)%

Total other expense	(2.4)%	(3.9)%

Earnings from continuing operations before income taxes	13.9%	10.5%
Income tax expense	5.0%	5.8%

Earnings from continuing operations	8.9%	4.7%
Earnings (loss) from discontinued operations, net of tax	(0.8)%	5.6%
Net earnings	8.1%	10.3%

Less: Earnings attributable to noncontrolling interests	—%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	8.1%	10.2%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Nine Months Ended
	October 3, 2015	September 27, 2014
Net sales from products	$2,550	$2,561
Net sales from services	1,463	1,497

Net sales	4,013	4,058
Costs of products sales	1,139	1,165
Costs of services sales	993	974

Costs of sales	2,132	2,139

Gross margin	1,881	1,919

Selling, general and administrative expenses	769	902
Research and development expenditures	468	516
Other charges	33	46
Intangibles amortization	6	3

Operating earnings	605	452

Other income (expense):
Interest expense, net:	(122)	(85)
Gains on sales of investments, net	60	4
Other	(3)	(34)

Total other expense	(65)	(115)

Earnings from continuing operations before income taxes	540	337
Income tax expense	175	107

Earnings from continuing operations	365	230
Earnings (loss) from discontinued operations, net of tax	(32)	869

Net earnings	333	1,099
Less: Earnings attributable to noncontrolling interests	2	1

Net earnings attributable to Motorola Solutions, Inc.	$331	$1,098

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations, net of tax	$363	$229
Earnings (loss) from discontinued operations, net of tax	(32)	869

Net earnings attributable to Motorola Solutions, Inc.	$331	$1,098

Earnings (loss) per common share
Basic:
Continuing operations	$1.75	$0.91
Discontinued operations	(0.15)	3.46

	$1.60	$4.37

Diluted:
Continuing operations	$1.74	$0.90
Discontinued operations	(0.16)	3.42

	$1.58	$4.32

Weighted average common shares outstanding
Basic	207.2	251.1
Diluted	209.2	254.0

	Percentage of Net Sales*
Net sales from products	63.5%	63.1%
Net sales from services	36.5%	36.9%

Net sales	100.0%	100.0%
Costs of products sales	44.7%	45.5%
Costs of services sales	67.9%	65.1%

Costs of sales	53.1%	52.7%

Gross margin	46.9%	47.3%

Selling, general and administrative expenses	19.2%	22.2%
Research and development expenditures	11.7%	12.7%
Other charges	0.8%	1.1%
Intangibles amortization	0.1%	0.1%

Operating earnings	15.1%	11.1%

Other income (expense):
Interest expense, net:	(3.0)%	(2.1)%
Gains on sales of investments, net	1.5%	0.1%
Other	(0.1)%	(0.8)%

Total other expense	(1.6)%	(2.8)%

Earnings from continuing operations before income taxes	13.5%	8.3%
Income tax expense	4.4%	2.6%

Earnings from continuing operations	9.1%	5.7%
Earnings (loss) from discontinued operations, net of tax	(0.8)%	21.4%
Net earnings	8.3%	27.1%

Less: Earnings attributable to noncontrolling interests	—%	—%
Net earnings attributable to Motorola Solutions, Inc.	8.2%	27.1%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	October 3, 2015	December 31, 2014
Assets
Cash and cash equivalents	$2,200	$3,954
Accounts receivable, net	1,222	1,409
Inventories, net	334	345
Deferred income taxes	430	431
Other current assets	574	740
Current assets held for disposition	27	—

Total current assets	4,787	6,879

Property, plant and equipment, net	467	549
Investments	292	316
Deferred income taxes	1,889	2,151
Goodwill	423	383
Other assets	183	145
Non-current assets held for disposition	45	—

Total assets	$8,086	$10,423

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	443	540
Accrued liabilities	1,582	1,706

Total current liabilities	2,029	2,250

Long-term debt	4,386	3,396
Other liabilities	1,969	2,011
Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(307)	2,735
Noncontrolling interests	9	31

Total liabilities and stockholders’ equity	$8,086	$10,423

Financial Ratios:
Net cash (debt)*	$(2,190)	$554

*	Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	October 3, 2015	September 27, 2014
Operating
Net earnings attributable to Motorola Solutions, Inc.	$115	$147
Earnings attributable to noncontrolling interests	—	1

Net earnings	115	148
Earnings (loss) from discontinued operations, net of tax	(11)	81

Earnings from continuing operations, net of tax	126	67
Adjustments to reconcile Earnings from continuing operations to Net cash provided by (used for) operating activities from continuing operations:
Depreciation and amortization	32	45
Non-cash other charges	38	2
Share-based compensation expense	18	20
Gains on sales of investments and businesses, net	(10)	(1)
Loss from the extinguishment of long term debt	—	37
Deferred income taxes	72	63
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(88)	12
Inventories	4	(5)
Other current assets	10	(85)
Accounts payable and accrued liabilities	95	128
Other assets and liabilities	3	(398)

Net cash provided by (used for) operating activities from continuing operations	300	(115)

Investing
Acquisitions and investments, net	(57)	(11)
Proceeds from sales of investments and businesses, net	39	2
Capital expenditures	(50)	(47)
Proceeds from sales of property, plant and equipment	1	6

Net cash used for investing activities from continuing operations	(67)	(50)

Financing
Repayment of debt	(1)	(458)
Net proceeds from issuance of debt	976	1,370
Issuance of common stock	34	9
Purchase of common stock	(2,058)	(650)
Excess tax benefit from share-based compensation	—	5
Payment of dividends	(70)	(78)
Distributions to discontinued operations	—	(32)

Net cash provided by (used for) financing activities from continuing operations	(1,119)	166

Discontinued Operations
Net cash used for operating activities from discontinued operations	—	(25)
Net cash used for investing activities from discontinued operations	—	(5)
Net cash provided by financing activities from discontinued operations	—	32
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(2)

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(26)	(32)

Net decrease in cash and cash equivalents	(912)	(31)
Cash and cash equivalents, beginning of period	3,112	2,876

Cash and cash equivalents, end of period	$2,200	$2,845

Financial Ratios:
Free cash flow*	$250	$(162)

*	Free cash flow = Net cash provided by operating activities—Capital Expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	October 3, 2015	September 27, 2014
Operating
Net earnings attributable to Motorola Solutions, Inc.	$331	$1,098
Earnings attributable to noncontrolling interests	2	1

Net earnings	333	1,099
Earnings (loss) from discontinued operations, net of tax	(32)	869

Earnings from continuing operations, net of tax	365	230
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities from continuing operations:
Depreciation and amortization	113	131
Gain on sale of building and land	—	(21)
Non-cash other charges (income)	43	(2)
Non-U.S. pension curtailment gain	(32)	—
Share-based compensation expense	58	74
Gains on sales of investments and businesses, net	(60)	(4)
Loss from the extinguishment of long term debt	—	37
Deferred income taxes	127	69
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	167	202
Inventories	(21)	12
Other current assets	38	(9)
Accounts payable and accrued liabilities	(168)	(170)
Other assets and liabilities	(39)	(534)

Net cash provided by operating activities from continuing operations	591	15

Investing
Acquisitions and investments, net	(150)	(21)
Proceeds from sales of investments and businesses, net	150	23
Capital expenditures	(131)	(130)
Proceeds from sales of property, plant and equipment	2	30

Net cash used for investing activities from continuing operations	(129)	(98)

Financing
Repayment of debt	(3)	(461)
Net proceeds from issuance of debt	976	1,375
Issuance of common stock	85	94
Purchase of common stock	(2,996)	(1,123)
Excess tax benefit from share-based compensation	1	11
Payment of dividends	(218)	(236)
Distributions from discontinued operations	—	66

Net cash used for financing activities from continuing operations	(2,155)	(274)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	63
Net cash provided by investing activities from discontinued operations	—	5
Net cash used for financing activities from discontinued operations	—	(66)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(2)

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(61)	(23)

Net decrease in cash and cash equivalents	(1,754)	(380)
Cash and cash equivalents, beginning of period	3,954	3,225

Cash and cash equivalents, end of period	$2,200	$2,845

Financial Ratios:
Free cash flow*	$460	$(115)

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	October 3, 2015	September 27, 2014	% Change
Products	$925	$921	—%
Services	497	515	(3)%

Total Motorola Solutions	$1,422	$1,436	(1)%

	Nine Months Ended
	October 3, 2015	September 27, 2014	% Change
Products	$2,550	$2,561	—%
Services	1,463	1,497	(2)%

Total Motorola Solutions	$4,013	$4,058	(1)%

Operating Earnings

	Three Months Ended
	October 3, 2015	September 27, 2014	% Change
Products	$178	$141	26%
Services	53	66	(20)%

Total Motorola Solutions	$231	$207	12%

	Nine Months Ended
	October 3, 2015	September 27, 2014	% Change
Products	$413	$276	50%
Services	192	176	9%

Total Motorola Solutions	$605	$452	34%

Operating Earnings %

	Three Months Ended
	October 3, 2015	September 27, 2014
Products	19.2%	15.3%
Services	10.7%	12.8%

Total Motorola Solutions	16.2%	14.4%

	Nine Months Ended
	October 3, 2015	September 27, 2014
Products	16.2%	10.8%
Services	13.1%	11.8%

Total Motorola Solutions	15.1%	11.1%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2015

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$21	7	$14	0.06
Reorganization of business charges	Cost of sales and Other charges	14	4	10	0.05
Intangibles amortization expense	Intangibles amortization	2	1	1	—
Gain on sale of equity investment	Gains on sales of investments and businesses, net	(46)	(17)	(29)	(0.13)

Total impact on Net earnings		$(9)	$(5)	$(4)	$(0.02)

Q2 2015

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$19	6	$13	0.06
Reorganization of business charges	Cost of sales and Other charges	16	6	$10	0.05
Intangibles amortization expense	Intangibles amortization	3	1	$2	—
Non-U.S. pension curtailment gain	Other charges	(32)	—	$(32)	(0.15)

Total impact on Net earnings		$6	$13	$(7)	$(0.04)

Q3 2015

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	18	6	12	0.06
Reorganization of business charges	Cost of sales and Other charges	15	4	11	0.05
Intangibles amortization expense	Intangibles amortization	2	1	1	—
Impairment of corporate aircraft	Other charges	26	10	16	0.08

Total impact on Net earnings		$61	$21	$40	$0.19

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales
	Three Months Ended
	October 3, 2015	September 27, 2014	% Change
Products	$925	$921	—%
Services	497	515	(3)%

Total Motorola Solutions	$1,422	$1,436	(1)%

	Nine Months Ended
	October 3, 2015	September 27, 2014	% Change
Products	$2,550	$2,561	—%
Services	1,463	1,497	(2)%

Total Motorola Solutions	$4,013	$4,058	(1)%

Non-GAAP Operating Earnings

	Three Months Ended
	October 3, 2015	September 27, 2014	% Change
Products	$221	$175	26%
Services	71	84	(15)%

Total Motorola Solutions	$292	$259	13%

	Nine Months Ended
	October 3, 2015	September 27, 2014	% Change
Products	$487	$359	36%
Services	221	226	(2)%

Total Motorola Solutions	$708	$585	21%

Non-GAAP Operating Earnings %

	Three Months Ended
	October 3, 2015	September 27, 2014
Products	23.9%	19.0%
Services	14.3%	16.3%

Total Motorola Solutions	20.5%	18.0%

	Nine Months Ended
	October 3, 2015	September 27, 2014
Products	19.1%	14.0%
Services	15.1%	15.1%

Total Motorola Solutions	17.6%	14.4%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2015

	TOTAL	Products	Services
Net sales	$1,223	$758	$465
Operating earnings (“OE”)	$119	$64	$55

Above-OE non-GAAP adjustments:
Share-based compensation expense	21	14	7
Reorganization of business charges	14	10	4
Intangibles amortization expense	2	2	—

Total above-OE non-GAAP adjustments	37	26	11

Operating earnings after non-GAAP adjustments	$156	$90	$66

Operating earnings as a percentage of net sales - GAAP	9.7%	8.4%	11.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	12.8%	11.9%	14.2%

Q2 2015

	TOTAL	Products	Services
Net sales	$1,368	$867	$501
Operating earnings (“OE”)	$254	$171	$83

Above-OE non-GAAP adjustments:
Share-based compensation expense	19	12	7
Reorganization of business charges	16	12	4
Intangibles amortization expense	3	3	—
Non-U.S. pension curtailment gain	(32)	(22)	(10)

Total above-OE non-GAAP adjustments	6	5	1

Operating earnings after non-GAAP adjustments	$260	$176	$84

Operating earnings as a percentage of net sales - GAAP	18.6%	19.7%	16.6%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	19.0%	20.3%	16.8%

Q3 2015

	TOTAL	Products	Services
Net sales	$1,422	$925	$497
Operating earnings (“OE”)	$231	$178	$53

Above-OE non-GAAP adjustments:
Share-based compensation expense	18	12	6
Reorganization of business charges	15	11	4
Intangibles amortization expense	2	2	—
Impairment of corporate aircraft	26	18	8

Total above-OE non-GAAP adjustments	61	43	18

Operating earnings after non-GAAP adjustments	$292	$221	$71

Operating earnings as a percentage of net sales - GAAP	16.2%	19.2%	10.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	20.5%	23.9%	14.3%